Exhibit 10.17

[***] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN

OMITTED BECAUSE THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF

PUBLICLY DISCLOSED.

AMENDMENT

This Amendment is made as of April 29, 2020 (“Effective Date”), between Progenity, Inc. (hereinafter referred to as “Progenity”), on the one hand, and Aetna Health Management, Inc. (hereinafter referred to as “Aetna”), on the other hand (collectively, Progenity and Aetna are referred to as the ”Parties”).

WHEREAS, the parties have entered into a Settlement Agreement, effective November 11, 2019 (“Agreement”), attached as Exhibit A, to resolve the Dispute as defined in the Agreement;

WHEREAS, pursuant to the Agreement, Progenity has agreed to pay to Aetna the total sum of $15,000,000 according to the payment schedule defined in paragraph 1 of the Agreement;

WHEREAS, Progenity has timely made payments required by paragraph 1(b)[***] to Aetna for $7,500,000 total, which leaves an additional $7,500,000 in payments outstanding according to paragraph 1(b)[***];

WHEREAS, due to the economic impact and extraordinary circumstances caused by the unprecedented COVID-19 pandemic, the Parties have agreed to this Amendment modifying the Agreement only as to the revised payment schedule defined by paragraph 1 of this Amendment;

NOW, THEREFORE, in consideration of the mutual promises and undertaking contained herein, the parties agree to be legally bound as follows:

1.	Paragraph 1(b)[***] of the Agreement is deleted and amended as follows: [***]

2.

If Progenity fails to make any payment listed in paragraph 1 of this Amendment on or by its respective due date, Progenity agrees that interest will accrue at [***] until the amount due is paid in full, including accrued interest. This provision shall govern instead of any prejudgment interest provisions, statute, or rule that would normally control in a litigation.

3.	Event of Default.

iii.

If Progenity fails to make any payment in accordance with the time requirements set forth in paragraph 1 of this Amendment, such failure shall constitute a default under the Agreement and Amendment (“Event of Default”). It is agreed that any Event of Default is material.

iv.

Upon an Event of Default, the entire remaining balance of the Settlement Payments (net of payments already made to Aetna under the Agreement and Amendment) shall become immediately due and payable, plus interest as defined

[***] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN

OMITTED BECAUSE THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF

PUBLICLY DISCLOSED.

in paragraph 2 of this Amendment. Aetna immediately shall be entitled to seek any remedies available under the law against Progenity.

v.

Aetna’s failure, or election not, to exercise its option to accelerate the balance of the remaining balance of the Settlement Payments at any time shall not be construed as a waiver of said right(s) as to any subsequent failure of Progenity to timely pay any Settlement Payments.

4.

All other terms and provisions of the Agreement not amended hereby shall remain in full force and effect. In the event of any inconsistency between the terms of this Amendment and the Agreement, the terms of this Amendment shall govern and control.

IN WITNESS WHEREOF, the parties have caused this Amendment to be executed below.

Accepted By:

Progenity, Inc.

By:	/s/ Clarke Neumann

Name:	Clarke Neumann

Title:	General Counsel and Secretary

Date:	4/29/2020

Aetna Health Management, Inc.

By:	/s/ James J. McCarrie, II

Name:	James J. McCarrie, II

Title:	Director

Date:	4/29/2020